Exhibit 10.10

LOAN AGREEMENT

No. 2407001

This Loan Agreement (“Agreement”) is entered into on 1st January 2024 between:

Borrower:	Lender:

Delixy Energy Pte Ltd	Mega Origin Holdings Limited

Company registration No.: 200716628Z	Company registration No.: 1610236

Loan Details:

Loan Amounts: USO 5,000,000

Interest rate: 3.5% per annum

Repayment term: The loan is for a period of two years and not repayable upon demand, save upon the request by the Borrower, whichever earlier.

Terms and conditions:

Interest rate: 3.5% per annum

Repayment:

The loan is for a period of two years and not repayable upon demand, save upon the request by the Borrower, whichever earlier.

The Borrower agrees to provide a notice period of at least One (1) Day before demanding repayment. Repayment shall be made to the Lender’s specified bank account.

This Agreement shall be governed and construed in accordance with the laws of Singapore.

This Agreement constitutes the entire understanding between the parties and supersedes any prior agreements, whether written or oral.

IN WITNESS WHEREOF, the parties hereto have executed this Loan Agreement as of the Effective Date.

Lender’s signature:	/s/ Xie Dongjian
Name/Position:	Xie Dongjian, Director
Date:	1 January 2024

Borrower’s signature:	/s/ Chu Tianshu
Name/Position:	Chu Tianshu, Director
Date:	1 January 2024